EXHIBIT 23

Consent of Independent Auditor

We hereby consent to the inclusion in this Registration Statement on Form 10 Vector 21 Holdings, Inc., a Delaware Corporation, of our report dated October 6, 2022, relating to the financial statements of Vector 21 Holdings, Inc. a Delaware Corporation for the year ended June 30, 2022, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

M.S. Madhava Rao

316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase, BKS 3rd Stage,

Bangalore 560085, India

Tel: 91-8861838006; Email: mankalr@yahoo.com

December 14, 2022